Exhibit 3.1

THE COMPANIES LAW (2013 REVISION)

COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

BEST LOGISTICS TECHNOLOGIES LIMITED

(As approved by written resolutions of the Shareholders passed on April 5, 2016 and effective on closing on April 29, 2016)

1.                                    The name of the Company is BEST LOGISTICS TECHNOLOGIES LIMITED.

2.                                  The Registered Office shall be at the offices of Portcullis TrustNet (Cayman) Ltd., The Grand Pavilion Commercial Centre, Oleander Way, 802 West Bay Road, Grand Cayman KY1-1208, Cayman Islands.

3.                                    Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.                                    Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law (2013 Revision).

5.                                    Nothing in this Memorandum shall permit the Company to carry on a business for which a license is required under the laws of the Cayman Islands unless duly licensed.

6.                                    If the Company is exempted, it shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.                                    The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.                                    The share capital of the Company is US$7,000,000 divided into ten classes of shares comprising of 420,486,219 Ordinary Shares of US$0.01 par value each, 30,000,000 Series A Preferred Shares of US$0.01 par value each, 20,000,000 Series B Preferred Shares of US$0.01 par value each, 16,173,914 Series C Preferred Shares of US$0.01 par value each, 29,896,623 Series D Preferred Shares of US$0.01 par value each, 42,731,874 Series E Preferred Shares of US$0.01 par value each, 25,000,000 Series F-1 Preferred Shares of US$0.01 par value each, 31,680,441 Series F-2 Preferred Shares of US$0.01 par value each, 15,479,382 Series G-1 Preferred Shares of US$0.01 par value each, and 68,551,547 Series G-2 Preferred Shares of US$0.01 par value each with the rights and privileges as set forth in the Seventh Amended and Restated Memorandum and Articles. We, the undersigned, are desirous of being formed into a Company pursuant to this Memorandum of Association and the Companies Law (2013 Revision), and we hereby agree to take the numbers of shares set opposite our respective names below.

THE COMPANIES LAW (2013 REVISION)
COMPANY LIMITED BY SHARES

EIGHTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

BEST LOGISTICS TECHNOLOGIES LIMITED

(As adopted by special resolutions of the Shareholders passed on April 5, 2016)

INTERPRETATION

1.                                    The Regulations contained or incorporated in Table A of the First Schedule of the Companies Law (2013 Revision) shall not apply to this Company.

2.                                    (a)                               In these Articles the following terms shall have the meanings set opposite unless the context otherwise requires:

(i)	Articles	These Articles of Association as from time to time amended by Special Resolution;

(ii)	Auditors	the Auditors for the time being of the Company, if any;

(iii)	Company	BEST LOGISTICS TECHNOLOGIES LIMITED;

(iv)	Company Group	has the meaning set forth in Section 1.1(a)(10) of Schedule A to the Articles;

(v)	Directors or Board	The directors of the Company for the time being or, as the case may be, the directors assembled as a board;

(vi)	Founder	Mr. Shao-Ning Johnny Chou;

(vii)	Member or Shareholder	A person who is registered in the Register of Members as the holder of any Share in the Company;

(viii)	Month	a calendar month;

(ix)	Ordinary Resolution	a resolution of a general meeting passed by a majority of the Members entitled to vote present at the meeting or a written resolution signed by all Members entitled to vote;

(x)	Ordinary Share	an ordinary share of US$0.01 in the capital of the Company having the rights and obligations set out in the Articles and includes fractions of an ordinary share;

(xi)	Preferred Share

Any Series A Preferred Share, Series B Preferred Share, Series C Preferred Share, Series D Preferred Shares, Series E Preferred Share, Series F Preferred Share or Series G Preferred Share of the Company;

(xii)	Registered Office	The registered office of the Company as provided in section 50 of the Statute;

(xiii)	Register of Members	The register of Members to be kept pursuant to section 40 of the Statute;

(xiv)	Seal	The common seal of the Company (if applicable) or any facsimile or official seal (if applicable) for the use outside of the Cayman Islands;

(xv)	Series A Preferred Share	a Series A Preferred Share of US$0.01 in the capital of the Company having the rights and obligations set out in the Articles;

(xvi)	Series B Preferred Share	a Series B Preferred Share of US$0.01 in the capital of the Company having the rights and obligations set out in the Articles;

(xvii)	Series C Preferred Share	a Series C Preferred Share of US$0.01 in the capital of the Company having the rights and obligations set out in the Articles;

(xviii)	Series D Preferred Share	a Series D Preferred Share of US$0.01 in the capital of the Company having the rights and obligations set out in the Articles;

(xix)	Series E Preferred Share	a Series E Preferred Share of US$0.01 in the capital of the Company having the rights and obligations set out in the Articles;

(xx)	Series F-1 Preferred Share	a Series F-1 Preferred Share of US$0.01 in the capital of the Company having the rights and obligations set out in the Articles;

(xxi)	Series F-2 Preferred Share	a Series F-2 Preferred Share of US$0.01 in the capital of the Company having the rights and obligations set out in the Articles;

(xxii)	Series F Preferred Share	Series F-1 Preferred Shares and/or Series F-2 Preferred Shares, as applicable;

(xxiii)	Series G-1 Preferred Share	a Series G-1 Preferred Share of US$0.01 in the capital of the Company having the rights and obligations set out in the Articles;

(xxiv)	Series G-2 Preferred Share	a Series G-2 Preferred Share of US$0.01 in the capital of the Company having the rights and obligations set out in the Articles;

(xxv)	Series G Preferred Share	Series G-1 Preferred Shares and/or Series G-2 Preferred Shares, as applicable;

(xxvi)	Secretary	Any person appointed by the Directors to perform any of the duties of the secretary of the Company and including any assistant secretary;

(xxvii)	Share	A share in the capital of the Company, including the Preferred Shares and Ordinary Shares, and includes a fraction of such a share;

(xxviii)	Shareholders Agreement

the seventh amended and restated shareholders agreement between the Company, the Investors, the Ordinary Shareholders, the Company Group and the Founder (each as defined therein) dated as of April 5, 2016;

(xxix)	Special Resolution	shall have the same meaning as in the Statute;

(xxx)	Statute

The Companies Law (2013 Revision) of the Cayman Islands and any amendment or other statutory modification thereof and where in these Articles any provision of the Statute is referred to, the reference is to that provision as modified by any law for the time being in force.

(b)                              Unless the context otherwise requires, expressions defined in the Statute and used herein shall have the meanings so defined.

(c)                               In these Articles unless the context otherwise requires:

(i)                                  words importing the singular number shall include the plural number and vice-versa;

(ii)                              words importing the masculine gender only shall include the feminine gender;

(iii)                          words importing persons only shall include companies or associations or bodies of persons whether incorporated or not;

(iv)                          a notice provided for herein shall be in writing unless otherwise specified and all reference herein to “in writing” and “written” shall include printing, lithography, photography and other modes of representing or reproducing words in permanent visible form; and

(v)                              “may” shall be construed as permissive and “shall” shall be construed as imperative.

(d)                              Heading used herein are intended for convenience only and shall not affect the construction of these Articles.

SHARES

3.                                    (a)                               Subject to the provisions and the rights of Members holding Shares with special rights, if any, in that behalf in the Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing Shares, any Share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine, and subject to the provisions of section 37 of the Statute, any Share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

(b)                              If at any time the share capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued Shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class.  To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one-third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

4.                                    (a)                               Every person whose name is entered as a Member in the Register of Members shall be entitled, without payment, to a certificate of the Company specifying the Share or Shares held by such person and the amount paid up thereon, PROVIDED that in respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

(b)                              If a Share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity, as the Directors think fit.

5.                                    Except as required by law, no person shall be recognized by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any Share (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder, but the Company may in accordance with the Statute issue fractions of Shares.

6.                                    Subject to the rights of Members holding Shares with special rights, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Statute) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as they think fit, but so that no Share shall be issued at a discount, except in accordance with the provisions of the Statute.

LIEN

7.                                    The Company shall have a first and paramount lien on every Share (other than fully paid-up Shares) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share, and the Company shall also have a lien on all Shares (other than fully paid-up Shares) standing registered in the name of a single person for all moneys presently payable by such person or such person’s estate to the Company; but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien, if any, on a Share shall extend to all dividends payable thereon.

8.                                    The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the persons entitled thereto by reason of such person’s death or bankruptcy.

9.                                    For giving effect to any such sale, the Directors may authorize some person to transfer the Shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the Shares comprised in any such transfer and the purchaser shall not be bound to see to the application of the purchase money, nor shall the purchaser’s title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

10.                            The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the person entitled to the Shares at the date of the sale.

CALLS ON SHARES

11.                            The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares PROVIDED that no call shall be payable earlier than one month from the last call; and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Member’s Shares.

12.                            The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

13.                            If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of six percent (6%) per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest in whole or in part.

14.                            The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

15.                            The Directors may make arrangements on the issue of Shares for a difference between the holders in the amount of calls to be paid and in the times of payment.

16.                            The Directors may, if they think fit, receive from any Member willing to advance all or any part of the moneys uncalled and unpaid upon any Shares held by such Member; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting six percent (6%)) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES

17.                            If a Member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on such Member requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

18.                            The notice shall name a further day (not earlier than the expiration of fourteen (14) days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

19.                            If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

20.                            A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

21.                            A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by such person to the Company in respect of the Shares, but such person’s liability shall cease if and when the Company receives payment in full of the amount due on the Shares.

22.                            A statutory declaration in writing that the declarant is a Director of the Company, and that a Share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.  The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favor of the person to whom the Share is sold or disposed of and such person shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall such person’s title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

23.                            The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had been made payable by virtue of a call duly made and notified.

TRANSFER AND TRANSMISSION OF SHARES

24.                            The instrument of transfer of any Share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof.

25.                            Shares shall be transferred in any usual or common form or any other form approved by the Directors:

26.                            (a)                               The Directors may decline to register any transfer of Shares to a person of whom they do not approve.  The Directors shall not refuse to register any transfer of Shares which is permitted under these Articles (including Schedule A hereto) and the Shareholders Agreement.  The Directors shall in any event refuse to register the transfer of Shares which is prohibited by these Articles (including Schedule A hereto) or the Shareholders Agreement.

(b)                              The Directors may also suspend the registration of transfers during the fourteen (14) days immediately preceding the general meeting in each year.

(c)                             The Directors may decline to recognize any instrument of transfer unless the instrument of transfer is accompanied by the certificate for the Shares to which it relates (if any), and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

(d)                              If the Directors refuse to register a transfer of Shares, they shall within one month after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

27.                            The legal personal representative of a deceased sole holder of a Share shall be the only person recognized by the Company as having any title to the Share.  In case of a Share registered in the names of two or more holders, the survivor(s) or the legal personal representative(s) of the deceased survivor(s) shall be the only person(s) recognized by the Company as having any title to the Share.

28.                            Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall, upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered in the person’s name, to make such transfer of the Share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt person before the death or bankruptcy.

29.                            A person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which such person would be entitled if the person were the registered holder of the Share, except that such person shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

30.                            No transfer of Shares shall be valid which is made in contravention of the provisions of the Shareholders Agreement.  Any such purported transfer shall be void.

CONVERSION OF SHARES INTO STOCK

31.                            Subject to the rights of Members holding Shares with special rights, the Company may by Ordinary Resolution convert any paid-up Shares into stock, and reconvert any stock into paid-up Shares of any denomination.

32.                            The holders of stock may transfer the same, or any part thereof in the same manner and subject to the same regulations as and subject to which the Shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the Shares from which the stock arose.

33.                            The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the Shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing as Shares, have conferred that privilege or advantage.

34.                            Such of the Articles of the Company as are applicable to paid-up Shares shall apply to stock, and the words “Share” and “Member” herein shall include “stock” and “stock-holder”.

ALTERATION OF CAPITAL

35.                            Subject to the rights of Members holding Shares with special rights, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into new Shares of such amount, as the resolution shall prescribe.

36.                            Subject to the rights of Members holding Shares with special rights, all new Shares shall be at the disposal of the Directors in accordance with Article 6.

37.                            The new Shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

38.                            Subject to the rights of Members holding Shares with special rights, the Company may by Ordinary Resolution:

(a)                               consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(b)                             sub-divide its existing Shares, or any of them, into Shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of section 13 of the Statute; and

(c)                               cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

39.                            Subject to the provisions of the Statute and the Memorandum of Association, the Company may purchase its own Shares, including any redeemable Shares, PROVIDED that the manner of purchase shall comply with the Statute and Schedule A hereto.

GENERAL MEETINGS

40.                            Subject to the rights of Members holding Shares with special rights, the Company shall in each year hold a general meeting as its Annual General Meeting, PROVIDED that, if the Company is an exempted company, it may by ordinary resolution determine that no Annual General Meeting need be held in a particular year or years or indefinitely.  The time and place of Annual General Meeting shall be determined by the Directors.

41.                            Subject to the rights of Members holding Shares with special rights, the General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.  The Directors may call or authorize the calling of an Extraordinary General Meeting whenever they think fit.

REQUISITION OF GENERAL MEETINGS

42.                            Subject to the rights of Members holding Shares with special rights, the Directors may whenever they think fit, convene an extraordinary general meeting.  If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one or more Members holding in the aggregate not less than one-third of the total issued share capital of the Company entitled to vote may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.  The Directors shall, upon the requisition in writing of one or more Members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting.  Any such requisition shall express the object of the meeting proposed to be called, and shall be left at the Registered Office of the Company.  If the Directors do not proceed to convene a general meeting within twenty-one (21) days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other Member(s) holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the Registered Office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company’s Articles as to notice, as the persons convening the meeting fix.

43.                            At least ten (10) business days’ notice (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) specifying the place, the day and the hour of meeting and, in the case of special business, the general nature of that business shall be given in the manner hereinafter provided, or in such other manner (if any) as may be prescribed by the Company in general meetings, to such persons as are entitled to vote or may otherwise be entitled under the Articles of the Company to receive such notices from the Company; but with the consent of all the Members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

44.                            The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any Member entitled to receive notice shall not invalidate the proceedings at any meeting.

45.                            All business shall be deemed special that is transacted at an extraordinary general meeting, and all that is transacted at an annual general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, the report of the Directors and Auditors, the election of Directors and other officers in the place of those retiring (if any) and the appointment and fixing of remuneration of Auditors.

46.                            (a)                               No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business; save as herein otherwise provided, one or more Members holding in the aggregate not less than one-third of the total issued share capital of the Company present in person or by proxy and entitled to vote shall be a quorum.

(b)                              An Ordinary Resolution or a Special Resolution (subject to the provisions of the Statute) in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings, (or being corporations by their duly authorized representatives) including a resolution signed in counterpart by or on behalf of such Members or by way of signed telefax transmission, shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

47.                            If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved.  In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

48.                            The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

49.                            If there is no such chairman, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

50.                            The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a meeting is adjourned for ten (10) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

51.                            At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy who together hold not less than fifteen percent (15%) of the paid-up capital of the Company entitled to vote, and, unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

52.                            If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

53.                            In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

54.                            A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

55.                            On a show of hands every Member present in person or by proxy and entitled to vote shall have one vote.  On a poll every Member present in person or by proxy and entitled to vote shall have one vote for each Share of which he is the holder (on an as-converted basis).

56.                            In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

57.                            A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other person in the nature of a committee appointed by that court, and any such committee or other person may vote by proxy.

58.                            No Member shall be entitled to vote at any general meeting, unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

59.                            On a poll votes may be given either personally or by proxy.

60.                            The instrument appointing a proxy shall be in writing under the hand of the Member or, if the Member is a corporation, either under seal or under the hand of a director or officer or attorney duly authorized.  A proxy need not be a Member of the Company.  A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy is given, PROVIDED that no intimation in writing of such death, insanity or revocation as aforesaid shall have been received by the Company at its Registered Office before the commencement of the general meeting, or adjourned meeting, at which it is sought to use the proxy.

61.                          The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid PROVIDED that the chairman of the meeting may in his or her discretion accept an instrument of proxy sent by telex or telefax upon receipt of telex or telefax confirmation that the signed original thereof has been sent.

62.                            An instrument appointing a proxy may be in any usual or form or any other common form approved by the Directors:

63.                            The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

64.                            Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

DIRECTORS AND OFFICERS

65.                            (a)                               The names of the first Directors shall be determined in writing by the subscribers of the Memorandum of Association.

(b)                              Subject to the rights of Members holding Shares with special rights, a sole Director shall be entitled to exercise all of the powers and functions of the Directors which may be imposed on them by Statute or by these Articles.

66.                            The remuneration of the Directors shall from time to time be determined by the Company in general meeting.  The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

67.                            No shareholding qualification shall be required for Directors unless otherwise required by the Company by Ordinary Resolution.

68.                            Any Director may in writing appoint another person who is approved by the majority of the Directors to be such Director’s alternate to act in his or her place at any meeting of the Directors at which he or she is unable to be present.  Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him or her is not personally present and where he or she is a Director to have a separate vote on behalf of the Director he or she is representing in addition to his or her own vote.  A Director may at any time, in writing, revoke the appointment of an alternate appointed by such Director.  Every such alternate shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him.  The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him or her and the proportion thereof shall be agreed between them.

69.                            The Directors may by resolution appoint one of their number to be Managing Director or President upon such terms as to duration of office remuneration and otherwise as they may think fit.

70.                            The Directors may also by resolution appoint a Secretary and such other officers as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit.  Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide.

POWERS AND DUTIES OF DIRECTORS

71.                            Subject to the rights of Members holding Shares with special rights and compliance with Schedule A hereto, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not, by the Statute or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any clause of these Articles, to the provisions of the Statute, and to such regulations, being not inconsistent with the aforesaid clauses or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

72.                            Subject to the rights of Members holding Shares with special rights and compliance with Schedule A hereto, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

73.                            (a)                               The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

(b)                              The Directors may delegate any of the powers exercisable by them to a Managing Director or any other person or persons acting individually or jointly as they may from time to time by resolution appoint upon such terms and conditions and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers.

(c)                               All checks, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

(d)                              No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of delivery of the deed or document, the Director, Secretary or other officer or person who shall have executed the same and/or affixed the Seal (if any) thereto as the case may be for and on behalf of the Company shall have ceased to hold such office or to hold such authority on behalf of the Company.

74.                            The Directors shall cause minutes to be prepared:

(a)                               of all appointments of officers made by the Directors;

(b)                              of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)                               of all resolutions and proceedings at all meetings of the Members of the Company and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

DISQUALIFICATION AND CHANGES OF DIRECTORS

75.                            The office of Director shall be vacated if the Director:

(a)                               becomes bankrupt or makes any arrangement or composition with such Director’s creditors generally; or

(b)                              is found to be or becomes of unsound mind; or

(c)                               resigns his or her office by notice in writing to the Company; or

(d)                              ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment.

76.                            At the annual general meeting of the Company in every year the whole of the Directors shall retire from office, but shall be eligible for re-election.

77.                            Subject to compliance with Article 1.4 of Schedule A hereto, the Company at the annual general meeting (if any) at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto and in default the retiring Director shall be deemed to have been re-elected unless at such meeting it is resolved not to fill such vacated office.

78.                            The number of Directors shall be not less than one (1), nor unless the Company in general meeting may otherwise determine, more than nine (9).  The Directors shall be elected and appointed in accordance with Article 1.4 of Schedule A hereto.

79.                            Subject to compliance with Article 1.4 of Schedule A hereto, any casual vacancy occurring in the Board of Directors may be filled by the Directors.

80.                            Subject to compliance with Article 1.4 of Schedule A hereto, the Directors shall have the power at any time, and from time to time, to appoint a person as an additional Director or persons as additional Directors.

81.                            Subject to compliance with Article 1.4 of Schedule A hereto, the Company may by Ordinary Resolution appoint and remove a Director or Directors.

PROCEEDINGS OF DIRECTORS

82.                            The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit.  Questions arising at any Board meeting shall be decided by a majority of votes.  For so long as the Founder serves as the chairman of the Board, he shall have a second or casting vote in the event of an equality of votes at a Board meeting. For the avoidance of doubt, if any other Director is elected as the chairman of a Board meeting, such Director shall not have such second or casting vote in case of an equality of votes at such Board meeting.

83.                            A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time, summon a meeting of Directors by at least five (5) business days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered, PROVIDED, HOWEVER, that notice may be waived by all the Directors (or their alternates) either at, before or after the meeting is held, PROVIDED FURTHER that notice or waiver thereof may be given by telex or telefax.

84.                            The quorum necessary for the transaction of the business of the Directors shall be such Directors as set out in Article 1.4(d) of Schedule A hereto provided that where the Company has only one Director, such Director acting alone shall constitute a quorum.  For the purpose of this Article, an alternate appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him or her is not present.

85.                            The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

86.                            Any Director or officer may act by himself or herself or his or her firm in a professional capacity for the Company, and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director or officer, PROVIDED that nothing herein contained shall authorize a Director or officer or his or her firm to act as Auditor of the Company.

87.                            No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.  A Director (or his or her alternate Director in his or her absence) shall be counted in the quorum of any relevant meeting which he or she attends and shall be at liberty to vote in respect of any contract or transaction in which he or she is so interested as aforesaid, PROVIDED, HOWEVER, that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or her or the alternate Director appointed by him or her at or prior to its consideration and any vote thereon and a general notice that a Director or alternate Director is a shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

88.                            A Director may appoint any person to act as his or her proxy to attend and vote on his or her behalf at meetings of the Directors or any committee of Directors.  Such appointment must be made in writing under the hand of the appoint or, and may at any time be revoked in like manner, and may be general or for a specified period, or for specified meetings, or for specified resolutions, and may authorise and direct the appointee to be chairman if the appoint or would, if present, be entitled to preside.  The form of appointment of proxy may contain directions to the proxy to vote in accordance with instructions given by that Director or, in the absence of such instructions, the proxy may act in his or her discretion.  Notice of every such appointment or revocation must be presented to the meeting of Directors at which the proxy is to be used or first used prior to the commencement of such meeting.  A proxy may be given by telex or telefax.  The appointee need not be a Director or Member of the Company, but such appointee must furnish the Company with his or her address.

89.                            The Directors may elect a chairman of their meetings and determine the period for which the chairman is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

90.                            The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

91.                            A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

92.                            A committee may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the members present. For so long as the Founder serves as the chairman of the Board and is elected as the chairman of a committee meeting, he shall have a second or casting vote in the case of an equality of votes at such committee meeting.  For the avoidance of doubt, if any other Director is elected as the chairman of a committee meeting, such Director shall not have such second or casting vote in case of an equality of votes.

93.                            All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

94.                            (a)                               A resolution signed by all of the Directors or all of the members of a committee of Directors, including a resolution signed in counterpart or by way of signed telefax transmission, shall be as valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly called and constituted.

(b)                              To the extent permitted by law, the Directors or a committee of Directors may also meet by telephone conference call where all Directors or committee members are capable of speaking to and hearing the other Directors or committee members at the same time.

(c)                               When the Directors (being in number at least a quorum) sign the minutes of a meeting of the Directors the same shall be deemed to have been duly held notwithstanding that the Directors have not actually come together or that there may have been a technical defect in the proceedings.

SEALS AND DEEDS

95.                            (a)                               If the Directors determine that the Company shall have a Seal, the Directors shall provide for the safe custody of the common Seal and the common Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Directors, and in the presence of a Director or of the Secretary or of such other person as the Directors may appoint for the purpose; and that Director or the Secretary or other person as aforesaid shall sign every instrument to which the common Seal of the Company is so affixed in his presence.  Notwithstanding the provisions hereof, annual returns and notices filed under the Statute may be executed either as a deed in accordance with the Statute or by the common Seal being affixed thereto in either case without the authority of a resolution of the Directors by one Director or the Secretary.

(b)                              The Company may maintain a facsimile of any common Seal in such countries or places as the Directors shall appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of the Directors and in the presence of such person(s) as the Directors shall for this purpose appoint and such person(s) as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in his, her or their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the common Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary or such other person as the Directors may appoint for the purpose.

(c)                               In accordance with the Statute, the Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by a Director or by the Secretary of the Company or by such other person as the Directors may appoint or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by a Director or the Secretary or such other person as aforesaid.

DIVIDENDS AND RESERVE

96.                            Subject to the rights of Members holding Shares with special rights, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

97.                            Subject to the rights of Members holding Shares with special rights, the Directors may from time to time pay to the Members interim dividends.

98.                            No dividend shall be paid otherwise than out of profits or out of moneys otherwise available for dividend in accordance with the Statute.

99.                            Subject to the rights of Members holding Shares with special rights, all dividends on any class of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class, but if and so long as nothing is paid-up on any of the Shares in the Company, dividends may be declared and paid according to the number of Shares.  No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

100.                    Subject to the rights of Members holding Shares with special rights, the Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

101.                    If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

102.                    Any dividend may be paid by check or warrant sent through the post to the registered address of the Member or person entitled thereto or in the case of joint holders to any one of such joint holders at his, her or its registered address or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct.  Every such check or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled or such joint holders as the case may be may direct.

103.                    Subject to the rights of Members holding Shares with special rights, the Directors may declare that any dividend is paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

104.                    Subject to the rights of Members holding Shares with special rights, no dividend shall bear interest against the Company.  All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.  Any dividend unclaimed by a Member six (6) years after the dividend payment date shall revert to the Company.

CAPITALIZATION OF PROFITS

105.                    Subject to the rights of Members holding Shares with special rights, the Company may upon the recommendation of the Directors by Ordinary Resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provision as they think fit for the case of Shares becoming distributable in fractions (including provision whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorize any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

ACCOUNTS

106.                    The books of account relating to the Company’s affairs shall be kept in accordance with the Statute and otherwise in such manner as may be determined from time to time by the

Company by Ordinary Resolution or failing such determination by the Directors of the Company.

107.                    Such Auditors may be appointed and the accounts relating to the Company’s affairs may be audited in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing such determination by the Directors.

WINDING UP

108.                    Subject to the rights of Members holding Shares with special rights, the Company shall be wound up, and the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as the liquidator deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  Subject to the rights of Members holding Shares with special rights, the liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

NOTICES

109.                    (a)                               A notice may be given by the Company to any Member either personally or by post, telex or telefax to such Member’s registered address, or (if the Member has no registered address) to the address, if any, supplied by such Member to the Company for the giving of notices to the Member.

(b)                            Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice (by airmail if available) and to have been effected, in the case of a notice of a meeting at the expiration of three days after it was posted.

(c)                               Where a notice is sent by telex or telefax, service of the notice shall be deemed to be effected by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day the same is sent.

110.                    If a Member has no registered address and has not supplied to the Company an address for the giving of notice to the Member, a notice addressed to such Member and advertised in a newspaper circulating in the Cayman Islands shall be deemed to be duly given to the Member at noon on the day following the day on which the newspaper is circulated and the advertisement appeared therein.

111.                    A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register of Members in respect of the Share.

112.                    A notice may be given by the Company to the person entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

113.                    Notice of every general meeting shall be given in some manner hereinbefore authorized to:

(a)                               every Member entitled to vote except those Members entitled to vote who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

(b)                              every person entitled to a Share in consequence of the death or bankruptcy of a Member, who, but for such Member’s death or bankruptcy would be entitled to receive notice of the meeting.

No other persons shall be entitled to receive notices of general meetings.

RECORD DATE

114.                    114.                    Subject to the rights of Members holding Shares with special rights, the Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members and, for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of the declaration of such dividend, fix a subsequent date as the record date for such determination.

AMENDMENT OF MEMORANDUM AND ARTICLES

115.                    Subject to the rights of Members holding Shares with special rights and insofar as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association or these Articles in whole or in part.

ORGANIZATION EXPENSES

116.                    The preliminary and organization expenses incurred in forming the Company shall be paid by the Company and may be amortized in such manner and over such period of time and at such rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against income and/or capital.

OFFICES OF THE COMPANY

117.                    The Registered Office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine.  The Company, in addition to its Registered Office, may establish and maintain an office in the Cayman Islands or elsewhere as the Directors may from time to time determine.

INDEMNITY

118.                    The provisions of this Indemnity Section shall be without prejudice to the Company’s ability to enter into such further indemnities in favor of such persons as, subject to the rights of Members holding Shares with special rights, the Directors may determine. Every Director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of willful neglect or default, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him or her as such Director, officer or trustee or in any way in or about the execution of his or her duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims.  No such Director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss of any of the moneys of the Company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his or her respective office or trust or in relation thereto unless the same happen through his or her own willful neglect or default.

SCHEDULE A

119.                    Schedule A hereto shall form part of these Articles and to the extent that there is any inconsistency between the main content of these Articles and the provisions in Schedule A hereto, to the maximum extent permitted by the Law, the provisions in Schedule A hereto shall prevail.